Exhibit 10.3

INVESTOR RIGHTS AGREEMENT

DATED AS OF July 2, 2021

AMONG

ALIGHT, INC.

AND

THE OTHER PARTIES HERETO

INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement is entered into as of July 2, 2021 by and among Alight, Inc., a Delaware corporation (the “Company”), each of the Persons set forth on the signature pages hereto, as the Existing Investors and the Sponsor Investors as of the date hereof, and each of the other Persons from time to time party hereto.

RECITALS:

WHEREAS, in connection with the Equity Transactions (as defined below) and effective upon the consummation thereof, the parties hereto wish to set forth certain understandings between such parties in relation to the Company, including with respect to certain governance matters of the Company and other matters.

NOW, THEREFORE, the parties agree as follows:

ARTICLE I.

INTRODUCTORY MATTERS

1.1 Defined Terms. In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters. Capitalized terms used but not defined herein shall have the respective meanings given to them in the Business Combination Agreement:

“ADIA” means the Abu Dhabi Investment Authority.

“Affiliate” has the meaning set forth in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof.

“Affiliated Transferees” means, with respect to any Investor, any Affiliate thereof that is Transferred Equity Securities Beneficially Owned by such Investor as of the date hereof.

“Agreement” means this Investor Rights Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof.

“Alight OpCo” means [Alight Holding Company, LLC], a Delaware limited liability company.

“Alight OpCo LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of Alight OpCo as in effect on the Closing Date, and as may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Alight OpCo Units” means the Class A Units and Class B Units.

“Beneficially Own” (including its correlative meanings “Beneficial Owner” and “Beneficial Ownership” and words with a similar correlative meaning) has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

“Blackstone Designator” means the Blackstone Investor, or any group of Blackstone Investors collectively, that then Beneficially Owns a majority of the Voting Securities Beneficially Owned by all Blackstone Investors.

“Blackstone Designee” has the meaning assigned to such term in Section 2.1(a).

“Blackstone Investors” means the entities listed on the signature pages hereto under the heading “Blackstone Investors,” any Transferee that becomes party to this Agreement as a “Blackstone Investor” in accordance with Section 5.5 hereof, and their respective Affiliated Transferees.1

[1]	Note: To include all Blackstone related entities that will hold equity in Alight or Alight OpCo following the consummation of the transaction (including any new feeder funds).

“Board” means the board of directors of the Company from time to time.

“Business Combination Agreement” means that certain Amended and Restated Business Combination Agreement, dated as of April 9, 2021, by and among the Company, Foley Trasimene Acquisition Corp., Alight Opco, and the other parties thereto.

“Business Day” means a day other than a Saturday, Sunday, federal or New York State holiday or other day on which commercial banks in New York City are authorized or required by law to close; provided, that for any act, action or notices involving or relating to the PF Investors, “Business Day” means a day other than a Friday, Saturday or any day that is an official public holiday in the United Arab Emirates.

“Cannae” means Cannae Holdings, LLC, a Delaware limited liability company, and its Affiliated Transferees.

“Chairman” has the meaning set forth in Section 2.5.

“Class A Common Stock” means shares of class A common stock, par value $0.0001 per share, of the Company, and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation or similar transaction.

“Class A Units” means the Class A Units of limited liability company interest in Alight OpCo (other than any such interests owned, directly or indirectly, by the Company or any of its Subsidiaries).

“Class B Common Stock” means shares of class B common stock, par value $0.0001 per share, of the Company (comprising Class B-1 Common Stock, Class B-2 Common Stock and Class B-3 Common Stock), and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation or similar transaction.

“Class B Units” means the Class B Units (comprising Class B-1 Units, Class B-2 Units and Class B-3 Units) of limited liability company interest in Alight OpCo, all of which convert into Class A Units upon vesting pursuant to the Alight OpCo LLC Agreement (other than any such interests owned, directly or indirectly, by the Company or any of its Subsidiaries).

“Class B-1 Conversion Event” has the meaning set forth in the Company Charter.

“Class B-2 Conversion Event” has the meaning set forth in the Company Charter.

“Class C Units” means the Class C Units of limited liability company interest in Alight OpCo (other than any such interests owned, directly or indirectly, by the Company or any of its Subsidiaries).

“Class V Common Stock” means shares of class V common stock, par value $0.0001 per share, of the Company, and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation or similar transaction.

“Closing Date” means the date of the closing of the Equity Transactions in accordance with the Business Combination Agreement.

“Common Stock” means, collectively, the Class A Common Stock, Class B Common Stock and Class V Common Stock.

“Company” has the meaning set forth in the Preamble.

“Company Charter” means the Amended and Restated Certificate of Incorporation of the Company as in effect on the date hereof and as may be amended, restated or modified and in effect from time to time.

“Confidential Information” means any proprietary, business relevant or sensitive information concerning the Company or its Subsidiaries (including Alight OpCo) that is furnished after the date of this Agreement by or on behalf of the Company or its designated representatives to an Investor or its designated representatives, together with any notes, analyses, reports, models, compilations, studies, documents, records or extracts thereof containing, based upon or derived from such information, in whole or in part; provided, however, that Confidential Information does not include information:

(i) that is or has become publicly available other than as a result of a disclosure by an Investor or its designated representatives in violation of this Agreement;

(ii) that was already known to an Investor or its designated representatives or was in the possession of an Investor or its designated representatives prior to its being furnished by or on behalf of the Company or its designated representatives;

(iii) that is received by an Investor or its designated representatives from a source other than the Company or its designated representatives, provided, that the source of such information was not actually known by such Investor or designated representative to be bound by a confidentiality agreement with, or other contractual obligation of confidentiality to, the Company;

(iv) that was independently developed or acquired by an Investor or its designated representatives or on its or their behalf without the violation of the terms of this Agreement; or

(v) that an Investor or its designated representatives is required, in the good faith determination of such Investor or designated representative, to disclose by applicable law, regulation or legal process, provided, that such Investor or designated representative first takes reasonable steps to minimize the extent of any such required disclosure, and provided, further, that no such steps to minimize disclosure shall be required where disclosure is made (a) in response to a request by a regulatory or self-regulatory authority of competent authority or (b) in connection with an audit or examination by a bank examiner or auditor or regulatory authority and such audit or examination does not specifically reference the Company, Alight OpCo or this Agreement.

“Control” (including its correlative meanings, “Controlled by” and “under common Control with”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of a Person.

“Covered Shares” means all Equity Securities held by the Existing Investors as of the date hereof or of which the Existing Investors acquire record or Beneficial Ownership, including by purchase, as a result of a share dividend, share split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, other than any Equity Securities purchased on the open market after the Closing Date.

“Director” means any director of the Company from time to time.

“Equity Securities” means any and all shares of Common Stock of the Company, and any and all securities of the Company or Alight OpCo convertible into, or exchangeable or exercisable for (whether or not subject to contingencies or the passage of time, or both), such shares, and any options, warrants or other rights to acquire shares of Common Stock of the Company; including, without limitation, Alight OpCo Units.

“Equity Transactions” means the transactions contemplated by the Business Combination Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Existing Investors” means collectively, the Blackstone Investors, the New Mountain Partners Investors, the GIC Investors and the PF Investors.

“GIC Investors” means Jasmine Ventures Pte. Ltd., a private company limited by shares formed under the laws of Singapore, and its Affiliated Transferees.

“Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court or tribunal.

“Information” has the meaning set forth in Section 3.1 hereof.

“Investors” means the Existing Investors and the Sponsor Investors.

“Investor Designator” has the meaning set forth in Section 2.2(d).

“Investor Designee” means any Blackstone Designee or Sponsor Designee.

“Investor Lock-Up Period” has the meaning set forth in Section 4.3(a).

“Jointly Designated Director” has the meaning set forth in Section 2.1 hereof.

“Law” means any statute, law, ordinance, rule, treaty, code, directive, regulation, governmental approval (whether granted or required) or Governmental Order, in each case, of any Governmental Authority.

“NewCo” has the meaning set forth in Section 4.1 hereof.

“New Mountain Partners Investors” means, collectively, New Mountain Partners IV (AIV-E) L.P. and New Mountain Partners IV (AIV-E2) L.P. and their respective Affiliated Transferees.

“Non-Recourse Party” has the meaning set forth in Section 5.16 hereof.

“Non-PED Affiliate” has the meaning set out in Section 4.5.

“PED Affiliate” has the meaning set out in Section 4.5.

“Permitted Transferee” has the meaning set forth in Section 4.3 hereof.

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental agency or instrumentality or other entity of any kind.

“PF Investors” means Platinum Falcon B 2018 RSC Limited, a restricted scope company incorporated in the Abu Dhabi Global Market, and its Affiliated Transferees.

“Plan Asset Regulation” has the meaning set forth in Section 3.3(a) hereof.

“Sponsors” means Bilcar FT, LP, a Delaware limited partnership, and Trasimene Capital FT, LP, a Delaware limited partnership, and their respective Affiliated Transferees.

“Sponsor Designators” means the Sponsor Investor, or any group of Sponsor Investors collectively, that then Beneficially Owns a majority of the Voting Securities Beneficially Owned by all Sponsor Investors.

“Sponsor Designee” has the meaning assigned to such term in Section 2.2(c).

“Sponsor Investors” means the Sponsors, Cannae and THL, any Transferee thereof that becomes party to this Agreement as a “Sponsor Investor” in accordance with Section 5.5 hereof and the respective Affiliated Transferees of any such Transferees.

“Subsidiary” means, with respect to any Person, any corporation, company, limited liability company, partnership, association or other business entity of which: (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, representatives or trustees thereof is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or any combination thereof; or (ii) if a limited liability company, partnership, association or other business entity, a majority of the total voting power of stock or majority ownership interest of the limited liability company, partnership, association or other business entity is at the time owned or Controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or any combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall (a) be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or (b) Control the managing member, managing director or other governing body or general partner of such limited liability company, partnership, association or other business entity.

“THL” means THL FTAC LLC, a Delaware limited liability company, and its Affiliated Transferees.

“Total Number of Directors” means the total number of directors comprising the Board from time to time.

“Trading Day” means a day on which the New York Stock Exchange, or such other principal United States securities exchange on which the Class A Common Stock is listed, quoted or admitted to trading, is open for the transaction of business (unless such trading shall have been suspended for the entire day).

“Transfer” (including its correlative meanings, “Transferor,” “Transferee” and “Transferred”) shall mean, with respect to any security, directly or indirectly, to sell, contract to sell, give, assign, hypothecate, pledge, encumber, grant a security interest in, offer, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any economic, voting or other rights in or to such security. When used as a noun, “Transfer” shall have such correlative meaning as the context may require.

“VCOC Investor” has the meaning set forth in Section 3.3(a) hereof.

“Voting Securities” means, at any time, outstanding shares of any class of capital stock of the Company which are then entitled to vote generally in the election of directors to the Board.

“VWAP” means, for any security as of any date(s), the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Refinitiv Workspace (or an equivalent successor if such page is not available) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Refinitiv Workspace (or an equivalent successor if such page is not available), or, if no dollar volume-weighted average price is reported for such security by Refinitiv Workspace (or an equivalent successor if such page is not available) for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. If the VWAP cannot be calculated for such security on such date(s) on any of the foregoing bases, the VWAP of such security on such date(s) shall be the fair market value per share on such date(s) as reasonably determined by the Board.

1.2 Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Unless the context otherwise requires: (a) “or” is disjunctive but not exclusive, (b) words in the singular include the plural, and in the plural include the singular, and (c) the words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified.

ARTICLE II.

CORPORATE GOVERNANCE MATTERS

2.1 Initial Board Composition. Effective as of the Closing Date, the Board is anticipated to be comprised of eight (8) Directors, as follows: (i) the Chief Executive Officer of the Company, (ii) three (3) Directors designated by the Blackstone Designator, (iii) three (3) directors jointly designated by the Sponsor Designators and (iv) one Director, to be jointly designated as mutually agreed by the Blackstone Designator and Sponsor Designator, who shall be independent as required by the Securities and Exchange Commission and applicable listing exchange rules and regulations (such jointly designated director, the “Jointly Designated Director”). The initial chairman of the Board (the “Chairman”) is anticipated to be William P. Foley (who shall be one of the Sponsor Designees). Mr. Foley shall be appointed as the Chairman for so long as he is a Sponsor Designee, and, thereafter, the Chairman shall be elected by a majority of the Board.

2.2 Election of Directors.

(a) Following the Closing Date, for so long as the Blackstone Investors continue to Beneficially Own at least 50% of the aggregate outstanding Voting Securities held by the Blackstone Investors as of the Closing Date, the Blackstone Designator shall have the right, but not the obligation, to designate, and the individuals nominated for election as Directors by or at the direction of the Board or a duly authorized committee thereof shall include, three (3) Directors and the Blackstone Designator shall have the right, but not the obligation to (i) jointly with Cannae (or, if Cannae is no longer a party hereto, the Sponsor Designator), designate the Jointly Designated Director (subject to Section 2.2(c)) and (ii) to consent to any individual nominated for election to the Board seat initially occupied by the Chief Executive Officer of the Company. If and when the Blackstone Investors collectively Beneficially Own less than 50% of the aggregate outstanding Voting Securities held by the Blackstone Investors as of the Closing Date, the Blackstone Designator shall have the right, but not the obligation, to designate, and the individuals nominated for election as Directors by or at the direction of the Board or a duly-authorized committee thereof shall include: (i) if the Blackstone Investors collectively Beneficially Own, 7.5% or more of the aggregate outstanding Voting Securities, three (3) Directors; (ii) if the Blackstone Investors collectively Beneficially Own at least 6.25% (but less than 7.5%) of the aggregate outstanding Voting Securities, two (2) Directors; and (iii) if the Blackstone Investors collectively Beneficially Own at least 2.5% (but less than 6.25%) of the aggregate outstanding Voting Securities, one (1) Director (in each case, each such person a “Blackstone Designee”). In addition, if the Blackstone Investors collectively Beneficially Own at least 7.5% of the aggregate outstanding Voting Securities, the Blackstone Designator shall have the right, but not the obligation, to (i) jointly with Cannae (or, if Cannae is no longer a party hereto, the Sponsor Designator), designate the Jointly Designated Director (subject to Section 2.2(c)) and (ii) to consent to any individual nominated for election to the Board seat initially occupied by the Chief Executive Officer of the Company.

(b) Following the Closing Date, for so long as the Sponsor Investors continue to Beneficially Own at least 50% of the aggregate outstanding Voting Securities held by the Sponsor Investors as of the Closing Date, the Sponsor Designators shall have the right, but not the obligation, to designate, and the individuals nominated for election as Directors by or at the direction of the Board or a duly authorized committee thereof shall include, three (3) Directors (in the aggregate), and Cannae (or, if Cannae is no longer party hereto, the Sponsor Designator) shall have the right, but not the obligation to (i) jointly with the Blackstone Designator, designate the

Jointly Designated Director (subject to Section 2.2(c)) and (ii) to consent to any individual nominated for election to the Board seat initially occupied by the Chief Executive Officer of the Company. If and when the Sponsor Investors collectively Beneficially Own less than 50% of the aggregate outstanding Voting Securities held by the Sponsor Investors as of the Closing Date, the Sponsor Designators shall have the right, but not the obligation, to designate, and the individuals nominated for election as Directors by or at the direction of the Board or a duly-authorized committee thereof shall include: (i) if the Sponsor Investors collectively Beneficially Own 7.5% or more of the aggregate outstanding Voting Securities, three (3) Directors (in the aggregate); (ii) if the Sponsor Investors collectively Beneficially Own at least 6.25% (but less than 7.5%) of the aggregate outstanding Voting Securities, two (2) Directors (in the aggregate); and (iii) if the Sponsor Investors collectively Beneficially Own at least 2.5% (but less than 6.25%) of the aggregate outstanding Voting Securities, one (1) Director (in the aggregate) (in each case, each such person a “Sponsor Designee”). In addition, if the Sponsor Investors collectively Beneficially Own at least 7.5% of the aggregate outstanding Voting Securities, Cannae (or, if Cannae is no longer party hereto, the Sponsor Designator) shall have the right, but not the obligation, to (i) jointly with Blackstone Designator, designate the Jointly Designated Director (subject to Section 2.2(c)) and (ii) to consent to any individual nominated for election to the Board seat initially occupied by the Chief Executive Officer of the Company.

(c) If at any time the Blackstone Designator or the Sponsor Designator (or Cannae, with respect to the Jointly Designated Director) (collectively, the “Investor Designators” and each an “Investor Designator”) has designated fewer than the total number of individuals that it is then entitled to designate pursuant to Section 2.2(a) or 2.2(b) hereof, the Blackstone Investors or the Sponsor Investors, or the Blackstone Investor and Cannae (or, the Sponsor Designator, if applicable) jointly with respect to the Jointly Designated Director, as applicable, shall have the right, at any time and from time to time, to designate such additional individuals which it is entitled to so designate (or in the case of the Jointly Designated Director, jointly designate), in which case, any individuals nominated by or at the direction of the Board or any duly-authorized committee thereof for election as Directors to fill any vacancy on the Board shall include such designees, and the Company shall use its best efforts to (i) effect the election of such additional designees, whether by increasing the size of the Board or otherwise, and (ii) cause the election of such additional designees to fill any such newly-created vacancies or to fill any other existing vacancies. If at any time either the Blackstone Investors or the Sponsor Investors no longer Beneficially Own the requisite amount of Voting Securities required to participate in the designation of the Jointly Designated Director, then the Blackstone Designator or the Sponsor Designator, as appropriate, continuing to Beneficially Own such requisite amount of Voting Securities shall not have the unilateral right to designate the Jointly Designated Director, but instead have the right to propose a nominee to the nominating committee of the Board, who shall be nominated (or not) in the sole discretion of the nominating committee of the Board acting in their capacity as such.

(d) Directors are subject to removal pursuant to the applicable provisions of the certificate of incorporation and bylaws of the Company, as in effect from time to time; provided, however, that, for as long as this Agreement remains in effect, the Blackstone Designees may only be removed with the consent of the Blackstone Designator, the Sponsor Designees may only be removed with the consent of the Sponsor Designator and the Jointly Designated Director may only be removed with the consent of the Blackstone Designator and Cannae (or the Sponsor Designator, if applicable), in each case delivered in accordance with Section 5.13 hereof.

(e) In the event that a vacancy is created at any time by death, disability, retirement, removal (with or without cause), disqualification, resignation or otherwise with respect to a Blackstone Designee, a Sponsor Designee or the Jointly Designated Director, any individual nominated by or at the direction of the Board or any duly-authorized committee thereof to fill such vacancy shall be, and the Company shall use its best efforts to cause such vacancy to be filled, as soon as reasonably possible, by a new designee of the Blackstone Designator, the Sponsor Designator or (subject to Section 2.2(c)) jointly by the Blackstone Designator and Cannae (or, if applicable, the Sponsor Designator), as applicable.

(f) The Company shall, to the fullest extent permitted by applicable Law, include in the slate of nominees recommended by the Board at any meeting of stockholders called for the purpose of electing directors (or consent in lieu of meeting), the persons designated pursuant to this Section 2.2 and use its reasonable best efforts to cause the election of each such designee to the Board, including nominating each such individual to be elected as a Director as provided herein, recommending such individual’s election and soliciting proxies or consents in favor thereof. In the event that any Investor Designee or the Jointly Designated Director shall fail to be elected to the Board at any meeting of stockholders called for the purpose of electing directors (or consent in lieu of meeting), the Company shall use its reasonable best efforts to cause such Investor Designee or Jointly Designated Director (or a new designee of the applicable Investor Designator or new Jointly Designated Director, as appropriate) to be elected to the Board, as soon as possible, and the Company shall take or cause to be taken, to the fullest extent permitted by Law, at any time and from time to time, all actions necessary to accomplish the same, including, without limitation, actions to effect an increase in the Total Number of Directors.

(g) Each Investor hereby agrees with the Company to vote all Voting Securities Beneficially Owned by such Investor in favor of the slate of Directors nominated by or at the direction of the Board or a duly authorized committee thereof in connection with each vote taken or written consent executed in connection with the election of Directors to the Board, and each Investor agrees with the Company not to seek to remove or replace an Investor Designee (other than, in the case of any Investor Designator, such Investor Designator’s Investor Designees). For the avoidance of doubt, the covenants contained in this Section 2.2(g) are made by each Investor solely to the Company, not to each other Investor hereto.

(h) In addition to any vote or consent of the Board or the stockholders of the Company required by applicable Law or the certificate of incorporation or bylaws of the Company, and notwithstanding anything to the contrary in this Agreement, for so long as this Agreement is in effect, (i) any action by the Board to increase the Total Number of Directors to greater than 8 (other than any increase in the Total Number of Directors in connection with the election of one or more Directors elected exclusively by the holders of one or more classes or series of the Company’s shares other than the Common Stock) shall require the prior written consent of (A) the Blackstone Designator, for so long as the Blackstone Investors Beneficially Own at least 7.5% of the aggregate outstanding Voting Securities and (B) the Sponsor Designator, for so long as the Sponsor Investors Beneficially Own at least 7.5% of the aggregate outstanding Voting Securities, in each case delivered in accordance with Section 5.13 hereof and (ii) in no event shall any decrease in the Total Number of Directors, in any instance, eliminate, abridge, or otherwise modify the right of (A) the Blackstone Designator to designate Blackstone Designees in accordance with Section 2.2(a), without the consent of the Blackstone Investors, or (B) the right of the Sponsor Designator to designate Sponsor Designees in accordance with Section 2.2(b), without the consent of the Sponsor Designator, in each case delivered in accordance with Section 5.13 hereof.

2.3 Compensation. Except to the extent any Investor Designator may otherwise notify the Company with respect to such Investor Designator’s Investor Designees, each Investor Designee shall be entitled to compensation consistent with the Director compensation received by other Directors, including any fees and equity awards, provided, that (x) to the extent any Director compensation is payable in the form of equity awards, at the election of an Investor Designee that is an employee or affiliate (within the meaning of Rule 144 under the Securities Act) of an Investor, in lieu of any equity award, such compensation shall be paid in an amount of cash equal to the value of the equity award as of the date of the award, with any such cash subject to the same vesting terms, if any, as the equity awarded to other Directors and (y) at the election of an Investor Designee that is an employee or affiliate (within the meaning of Rule 144 under the Securities Act) of an Investor, any Director compensation (whether cash, equity awards and/or cash in lieu of equity as may be designated by the electing Investor Designee) shall be paid to an Investor or an Affiliate thereof specified by such Investor Designee rather than to such Investor Designee. If the Company adopts a policy that Directors own a minimum amount of equity in the Company, any Investor Designees that is an employee or affiliate of an Investor shall not be subject to such policy unless otherwise determined by the Investor Designator designating such Investor Designee in its sole discretion.

2.4 Other Rights of Investor Designees. Except as provided in Section 2.3, each Investor Designee serving on the Board shall be entitled to the same rights and privileges applicable to all other members of the Board generally or to which all such members of the Board are entitled. In furtherance of the foregoing, the Company shall, to the maximum extent permitted by applicable Law, indemnify, exculpate, and reimburse fees and expenses of the Investor Designees (including by entering into an indemnification agreement in a form substantially similar to the Company’s form director indemnification agreement) and provide the Investor Designees with director and officer insurance to the same extent it indemnifies, exculpates, reimburses and provides insurance for the other members of the Board pursuant to the certificate of incorporation or bylaws of the Company, applicable Law or otherwise.

2.5 Director Independence. Notwithstanding anything to the contrary herein, the parties hereto shall ensure the composition of the Board will continue to meet all requirements for a company listed on the New York Stock Exchange (or such other stock exchange on which the Class A Common Stock may be listed from time to time), including with respect to director independence.

ARTICLE III.

INFORMATION; VCOC

3.1 Books and Records; Access. The Company shall, and shall cause its Subsidiaries to, keep proper books, records and accounts, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each of its Subsidiaries in accordance with generally accepted accounting principles. The Company shall, and shall cause its Subsidiaries to, (a) permit the Investors and their respective designated representatives (or other designees), at reasonable times and upon reasonable prior notice to the Company, to review the books and records of the Company or any of such Subsidiaries and to discuss the affairs, finances and condition of the Company or any of such Subsidiaries with the officers of the Company or any such Subsidiary, (b) host regular conference calls for the Investors with senior officers of the Company upon request and (c) provide each Investor, at its request, all information of a type, at such times and in such manner as is consistent with the Company’s past practice or that is otherwise reasonably requested by such Investors from time to time (all such information so furnished pursuant to this Section 3.1, the “Information”). Subject to Section 3.4, any Investor (and any party receiving Information from an Investor) who shall receive Information shall maintain the confidentiality of such Information. Notwithstanding the foregoing, that the Company shall not be required to disclose any privileged or Confidential Information of the Company so long as the Company has used commercially reasonable efforts to enter into an arrangement pursuant to which it may provide such information to the Investors without the loss of any such privilege or otherwise as provided for in a confidentiality agreement between the parties.

3.2 Certain Reports.

(a) The Company shall deliver or cause to be delivered to each Investor, at its request:

(i) to the extent otherwise prepared by the Company, operating and capital expenditure budgets and periodic information packages relating to the operations and cash flows of the Company and its Subsidiaries (including such periodic information packages provided to the Board); and

(ii) to the extent otherwise prepared by the Company, such other reports and information as may be reasonably requested by such Investor; provided, however, that in either case of clause (i) and (ii), the Company shall not be required to disclose any privileged or Confidential Information of the Company so long as the Company has used commercially reasonable efforts to enter into an arrangement pursuant to which it may provide such information to the Investors without the loss of any such privilege or otherwise as provided for in a confidentiality agreement between the parties.

3.3 VCOC.

(a) With respect to each Investor or Affiliate thereof that is intended to qualify its direct or indirect investment in the Company as a “venture capital investment” as defined in the Department of Labor regulations codified at 29 CFR Section 2510.3-101 (the “Plan Asset Regulation”) (each, a “VCOC Investor”), for so long as the VCOC Investor, directly or through one or more Subsidiaries, continues to hold any Common Stock (or securities of Alight OpCo that may be convertible into or exchangeable for any such Common Stock or other securities of the Company or Alight OpCo into which such Common Stock or Alight OpCo Units may be converted or for which such Common Stock or Alight OpCo Units may be exchanged), without limitation or prejudice of any of the rights provided to the Investors hereunder, the Company shall, with respect to each such VCOC Investor:

(i) provide each VCOC Investor or its designated representative with:

(A) upon reasonable notice and at mutually convenient times, the right to visit and inspect any of the offices and properties of the Company and its Subsidiaries and inspect and copy the books and records of the Company and its Subsidiaries;

(B) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, consolidated balance sheets of the Company and its Subsidiaries as of the end of such period, and consolidated statements of income and cash flows of the Company and its Subsidiaries for the period then ended prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, and subject to the absence of footnotes and to year-end adjustments;

(C) as soon as available and in any event within 120 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such year, and consolidated statements of income and cash flows of the Company and its Subsidiaries for the year then ended prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, together with an auditor’s report thereon of a firm of established national reputation;

(D) to the extent the Company is required by applicable Law or pursuant to the terms of any outstanding indebtedness of the Company to prepare such reports, any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Exchange Act, actually prepared by the Company as soon as available; and

(E) upon written request by the VCOC Investor, copies of all materials provided to the Board, subject to appropriate protections with respect to confidentiality and preservation of attorney-client privilege;

provided, that, in each case, if the Company makes the information described in clauses (B), (C) and (D) of this Section 3.3(a)(i) available through public filings on the EDGAR System or any successor or replacement system of the U.S. Securities and Exchange Commission, the requirement to deliver such information shall be deemed satisfied;

(ii) make appropriate officers and/or Directors of the Company available, and cause the officers and directors of its Subsidiaries to be made available, periodically and at such times as reasonably requested by each VCOC Investor, upon reasonable notice and at mutually convenient times, for consultation with such VCOC Investor or its designated representative with respect to matters relating to the business and affairs of the Company and its Subsidiaries;

(iii) to the extent that the VCOC Investor requests to receive such information and rights, and to the extent consistent with applicable Law or listing standards (and with respect to events which require public disclosure, only following the Company’s public disclosure thereof through applicable securities law filings or otherwise), inform each VCOC Investor or its designated representative in advance with respect to any significant corporate actions, and to provide (or cause to be provided) each VCOC Investor or its designated representative with the right to consult with the Company and its Subsidiaries with respect to such actions should the VCOC Investor elect to do so; provided, however, that this right to consult must be exercised within five days after the Company informs the VCOC Investor of the proposed corporate action; provided, further, that the Company shall be under no obligation to provide the VCOC Investor with any material non-public information with respect to such corporate action; and

(iv) provide each VCOC Investor or its designated representative with such other rights of consultation which the VCOC Investor’s counsel may determine in writing to be reasonably necessary under applicable legal authorities promulgated after the date hereof to qualify its investment in the Company as a “venture capital investment” for purposes of the Plan Asset Regulation; provided that the parties agree that any such rights of consultation shall be of a nature consistent with those granted above and nothing in this Agreement shall be deemed to require the Company to grant to the VCOC Investor any additional rights with respect to the governance or management of the Company.

(b) The Company agrees to consider, in good faith, the recommendations of each VCOC Investor or its designated representative in connection with the matters on which it is consulted as described above in this Section 3.3, recognizing that the ultimate discretion with respect to all such matters shall be retained by the Company.

(c) In the event a VCOC Investor or any of its Affiliates Transfers all or any portion of their investment in the Company to an Affiliated entity that is intended to qualify its investment in the Company as a “venture capital investment” (as defined in the Plan Asset Regulation), such Transferee shall be afforded the same rights with respect to the Company afforded to the VCOC Investor hereunder and shall be treated, for such purposes, as a third party beneficiary hereunder.

(d) In the event that the Company ceases to qualify as an “operating company” (as defined in the first sentence of 2510.3-101(c)(1) of the Plan Asset Regulation), or the investment in the Company by a VCOC Investor does not qualify as a “venture capital investment” as defined in the Plan Asset Regulation, then the Company and each Investor will cooperate in good faith and take all reasonable actions necessary, subject to applicable Law, to preserve the VCOC status of each VCOC Investor or the qualification of the investment as a “venture capital investment,” it being understood that such reasonable actions shall not require a VCOC Investor to purchase or sell any investments.

(e) For so long as the VCOC Investor, directly or through one or more subsidiaries, continues to hold any Common Stock (or securities of Alight OpCo that may be convertible into or exchangeable for any such Common Stock or other securities of the Company or Alight OpCo into which such Common Stock or Alight OpCo Units may be converted or for which such Common Stock or Alight OpCo Units may be exchanged) and upon the written request of such VCOC Investor, without limitation or prejudice of any of the rights provided to the Investors hereunder, the Company shall, with respect to each such VCOC Investor, furnish and deliver a letter covering the matters set forth in Sections 3.3(a), 3.3(b), 3.3(c) and 3.3(d) hereof in a form and substance satisfactory to such VCOC Investor.

(f) In the event a VCOC Investor is an Affiliate of an Investor, as described in Section 3.3(a) above, such affiliated entity shall be afforded the same rights with respect to the Company and afforded to the Investor under this Section 3.3 and shall be treated, for such purposes, as a third party beneficiary hereunder.

(g) For so long as any Investor that is not a VCOC Investor is a party to this Agreement (subject to Section 5.1), each such Investor shall be provided, at its request, with the same access and information rights that are afforded to any VCOC Investor.

(h) Notwithstanding anything to the contrary set forth in this Agreement, the GIC Investors and PF Investors, and their respective Affiliates, shall not be provided access to the Company’s or any of its Subsidiaries “Restricted Information” which includes (i) any specific direct or indirect contracts by the Company or any of its

Subsidiaries with the Executive Office of the President or agencies of the United States government involved in the performance of national security (including homeland security) or intelligence functions, including but not limited to, any statements of work and any technical or other specifications related to such contracts received or used by the Company or any of its Subsidiaries, (ii) any “material non-public technical information” within the meaning of 31 C.F.R. § 800.232 of the Company or any of its Subsidiaries, or (iii) any “sensitive personal data” within the meaning of 31 C.F.R. § 800.241 in the Company’s or any of its Subsidiaries’ possession; provided that “Restricted Information” shall not include (x) customer and employee analytics provided on an aggregated, anonymized and de-identified basis only for so long as the provision of such analytics does not result in a violation of law, or otherwise require any filings with, any Governmental Authority or (y) summary information presented on an aggregated basis reporting on the financial performance of the Company or any of its Subsidiaries or the Company’s or any its Subsidiaries’ government or public sector business.

3.4 Confidentiality. Each Investor agrees that it will, and will direct its designated representatives to, keep confidential and not disclose any Confidential Information; provided, however, that such Investor and its designated representatives may disclose Confidential Information to the other Investors, to the Investor Designees and to (a) its Affiliates and its Affiliates’ attorneys, accountants, consultants, insurers, financing sources and other advisors in connection with such Investor’s investment in the Company, (b) any Person, including a prospective purchaser of Common Stock, as long as such Person has first agreed, in writing, to maintain the confidentiality of such Confidential Information, (c) any of such Investor’s or its respective Affiliates’ partners, members, equityholders, directors, officers, employees or agents who have the need to know such Confidential Information (the Persons referenced in clauses (a), (b) and (c), an Investor’s “designated representatives”) or (d) as the Company may otherwise consent in writing; provided, further, however, that each Investor agrees to be responsible for any breaches of this Section 3.4 by such Investor’s designated representatives.

3.5 Information Sharing. Each party hereto acknowledges and agrees that Investor Designees may share any information concerning the Company and its Subsidiaries received by them from or on behalf of the Company or its designated representatives with each Investor and its designated representatives (subject to such Investor’s obligation to maintain the confidentiality of Confidential Information in accordance with Section 3.4).

ARTICLE IV.

ADDITIONAL COVENANTS

4.1 Pledges or Transfers. Upon the request of any Investor that wishes to (x) pledge, charge, hypothecate or grant security interests in any or all of the shares of Common Stock or Alight OpCo Units held by it, including to banks or financial institutions as collateral or security for loans, advances or extensions of credit or (y) subject to Section 4.3, sell or transfer any or all of the shares of Common Stock or Alight OpCo Units held by it, including to a third party investor, the Company agrees, subject to applicable Law, to cooperate with such Investor in taking any action (and, to the extent necessary, shall cause Alight OpCo to take any action) reasonably necessary to consummate any such pledge, charge, hypothecation, grant or transfer, including without limitation, but subject to applicable Law, delivery of letter agreements to lenders in form and substance reasonably satisfactory to such lenders (which may include agreements by the Company in respect of the exercise of remedies by such lenders), instructing the transfer agent to transfer any such shares of Common Stock subject to the pledge, hypothecation or grant into the facilities of The Depository Trust Company without restricted legends and cooperating in diligence or other matters as may reasonably requested by any Investor in connection with a proposed transfer.

4.2 Spin-Offs or Split-Offs. In the event that the Company effects the separation of any portion of its business into one or more entities (each, a “NewCo”), whether existing or newly formed, including without limitation by way of spin-off, split-off, carve-out, demerger, recapitalization, reorganization or similar transaction, and any Investor will receive equity interests in any such NewCo as part of such separation, the

Company shall cause any such NewCo to enter into a stockholders or investor rights agreement with the Investors that provides the Investors with rights vis-à-vis such NewCo that are substantially identical to those set forth in this Agreement.

4.3 Lock-Up; Vesting; Transfer Restrictions and Requirements.

(a) Lock-Up. For the period beginning on the Closing Date until the earlier of (i) 180 days thereafter or (ii) if the VWAP of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any twenty (20) Trading Days within a period of thirty (30) consecutive Trading Days, 60 days thereafter (such applicable period, the “Investor Lock-Up Period”), each Existing Investor agrees with the Company that it shall not, and shall cause any other holder of record of such Existing Investor’s Covered Shares not to, Transfer any of such Existing Investor’s Covered Shares; provided, that notwithstanding the foregoing the Existing Investors shall be permitted to Transfer, in the aggregate among all Existing Investors and in accordance with applicable Law (including applicable securities Laws), up to thirty (30) million shares of Class A Common Stock (including through the exchange of Class A Units for shares of Class A Common Stock) (such number of shares of Class A Common Stock, the “Unrestricted Shares”) during the Investor Lock-Up Period. A Transfer of Unrestricted Shares may be initiated during the Investor Lock-Up Period only by a Blackstone Investor, in which case the other Existing Investors shall have the right to piggy-back on such Transfer in accordance with the provisions of Section 3 of the Registration Rights Agreement, applied mutatis mutandis. Notwithstanding the two immediately preceding sentences post-Closing Transfers of Covered Shares that are held by any of the Existing Investors or any of their respective Permitted Transferees (as defined below) that have entered into a written agreement contemplated by Section 4.3(d) are permitted, (i) to any investment fund or other entity controlled or managed by or under common control with such Existing Investor, (ii) to such Existing Investor’s officers or directors or any Affiliates or family members of such Existing Investor’s officers or directors, (iii) to any limited partners, members or stockholders of such Existing Investor or any Affiliates of such Existing Investor, or any employees of such Affiliates; (iv) in the case of an individual, by gift to a member of the individual’s immediate family, or to a trust, the beneficiary of which is a member of the individual’s immediate family, an Affiliate of such Person, or to a charitable organization; (v) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (vi) in the case of an individual, pursuant to a qualified domestic relations order; (vii) by virtue of the Laws of the jurisdiction of incorporation or formation of such Existing Investor, as applicable, or the organizational documents of such Existing Investor, as amended from time to time, upon dissolution of such Existing Investor; or (viii) in the event of the Company’s completion of a liquidation, merger, consolidation, amalgamation, share exchange, reorganization or other similar transaction which results in the holders of all of the shares of Class A Common Stock having the right to exchange their shares for cash, securities or other property subsequent to the completion of the Equity Transactions, including the entry into an agreement in connection with such liquidation, merger, consolidation, amalgamation, share exchange, reorganization or other similar transaction (each Transferee contemplated by clauses (i) through (vi), each, a “Permitted Transferee”).

(b) Vesting. Each Existing Investor and the Company agrees that, from and after the Closing, each share of Class B-1 Common Stock and Class B-2 Common Stock shall be unvested and restricted and that each such share shall vest automatically and cease to be subject to any restrictions hereunder as of immediately prior to the occurrence of a Class B-1 Conversion Event or Class B-2 Conversion Event, as applicable; provided that, during the Lock-Up Period, Section 4.3(a) hereof shall apply with respect to any shares of Class A Common Stock issued upon any such conversion event. Upon the occurrence of (i) a Class B-1 Conversion Event, each share of Class B-1 Common Stock shall automatically convert into one share of Company Class A Common Stock and the holder thereof shall be entitled to receive a Dividend Catch-Up Payment in respect thereof as provided in Section 4.3(D) of the Company Charter and (ii) a Class B-2 Conversion Event, each share of Class B-2 Common Stock shall automatically convert into one share of Company Class A Common Stock and the holder thereof shall be entitled to receive a Dividend Catch-Up Payment in respect thereof as provided in Section 4.3(D) of the Company Charter.

(c) Forfeiture. To the extent that, on or prior to the seventh (7th) anniversary of the Closing Date, (i) a Class B-1 Conversion Event shall not have occurred in accordance with the Company Charter, all outstanding shares of Class B-1 Common Stock that shall not have been converted into shares of Company Class A Common Stock shall automatically be forfeited and surrendered to the Company for no consideration and any dividends or distributions previously declared in respect of such shares and any Dividend Catch-Up Payments in respect thereof shall also be forfeited to the Company for no consideration, in accordance with Section 4.3(E) of the Company Charter or (ii) a Class B-2 Conversion Event shall not have occurred in accordance with the Company Charter, all outstanding shares of Class B-2 Common Stock that shall not have been converted into shares of Company Class A Common Stock shall automatically be forfeited and surrendered to the Company for no consideration and any dividends or distributions previously declared in respect of such shares and any Dividend Catch-Up Payments in respect thereof shall also be forfeited to the Company for no consideration, in accordance with Section 4.3(E) of the Company Charter. Following such forfeiture, such shares of Class B-1 Common Stock or Class B-2 Common Stock shall be canceled, no longer be outstanding and become void and of no further force and effect.

(d) Parity. The parties hereto agree that, if the lock-up provisions in Paragraph 6(b) of the Sponsor Agreement or the forfeiture or vesting provisions or transfer restrictions with respect to the Class B Common Stock in Paragraph 7 of the Sponsor Agreement, dated as of January 25, 2021, by and among Foley Trasimene Acquisition Corp., the Company, Alight OpCo, the Sponsors and the other parties that are signatories thereto, or in the Company Charter or with respect to the Class B Units in Article VII of the Alight OpCo LLC Agreement are modified in a manner that is favorable to the Sponsor Investors, the corresponding modifications shall automatically apply to this Section 4.3. Similarly, to the extent that the Company waives the lock-up provisions in Section 4.3(a) of this Agreement with respect to any Existing Investor, such waiver in connection with the lock-up provisions shall automatically apply to all other Existing Investors on a pro rata basis.

(e) Transfer Restrictions. Notwithstanding anything to the contrary herein, no shares of Class B Common Stock, or shares of Class V Common Stock shall be Transferable at any time other than to an Investor’s Permitted Transferees. Without limiting the foregoing, shares of Class V Common Stock and Class A Units shall be Transferable solely to the extent that the same number of Class A Units or shares of Class V Common Stock, respectively, are Transferred to such Permitted Transferee.

(f) Transfer Conditions. As a condition to any Transfer to a Permitted Transferee permitted by this Section 4.3, each Transferee must enter into a written agreement with the Company agreeing to be bound by the provisions contained in this Section 4.3. Any Transfer in violation of the provisions of this Section 4.3 shall be null and void ab initio and of no force or effect.

(g) Tax Treatment. The parties hereto intend that, for U.S. federal and all applicable state and local income tax purposes, (i) a conversion of shares of Class B-1 Common Stock or Class B-2 Common Stock into Company Class A Common Stock upon the occurrence of a Class B-1 Conversion Event or Class B-2 Conversion Event, respectively, shall qualify as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code, (ii) this Agreement be, and the parties hereby adopt this Agreement as, a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g), and (iii) the amount of any dividends declared with respect to the shares of Class B-1 Common Stock or Class B-2 Common Stock not be reported as taxable income (on IRS Form 1099 or otherwise) to the holders thereof unless and until such dividends are paid in cash or in kind, as the case may be. The parties to this Agreement shall not take any position inconsistent with the intent set forth in this Section 4.3(g) except to the extent otherwise required by a law.

ARTICLE V.

GENERAL PROVISIONS

5.1 Termination. Subject to the early termination of any provision as a result of an amendment to this Agreement agreed to by the Board and the Investors, as provided under Section 5.3, and except for Section 3.3 and Section 4.3 hereof, this Agreement, excluding Article V hereof, shall terminate with respect to each Investor at such time as such Investor and its Affiliates collectively Beneficially Own less than 2.5% of the aggregate outstanding Voting Securities of the Company or such earlier time as such Investor shall deliver a written notice to the Company requesting that this Agreement terminate with respect to such Investor in accordance with Section 5.3(d). The VCOC Investors shall advise the Company when they collectively first cease to hold any Common Stock (or other securities of the Company into which such Common Stock or Alight OpCo Units may be converted or for which such Common Stock may be exchanged), whereupon Section 3.3 hereof shall terminate as to such VCOC Investor.

5.2 Notices. Any notice, designation, request, request for consent or consent provided for in this Agreement shall be in writing and shall be either personally delivered, sent by email or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the Company’s records, or at such address or to the attention of such other Person as set forth on Schedule A hereto or as the recipient party has specified by prior written notice to the sending party. Notices and other such documents will be deemed to have been given or made hereunder when delivered personally or sent by email and one (1) Business Day after deposit with a reputable overnight courier service.

If to the Company:

Alight, Inc.

4 Overlook Point

Lincolnshire, IL 60069

Attn: Paulette Dodson, General Counsel & Corporate Secretary

E-mail: paulette.dodson@alight.com

With a copy to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attn: Peter Martelli, P.C.; Lauren M. Colasacco, P.C.; Andrew Arons, P.C.

E-mail: peter.martelli@kirkland.com; lauren.colasacco@kirkland.com; andrew.arons@kirkland.com

If to any of the Investors or any other Person who becomes party to this Agreement, to such Person’s address as set forth on Schedule A hereto (as may be updated from time to time by the Company upon written notice thereof in accordance with this Section 5.2).

5.3 Amendment; Waiver.

(a) The terms and provisions of this Agreement may be modified or amended only with the written approval of the Company and Investors holding a majority of the Voting Securities then held by all Investors in the aggregate; provided, however, that any modification or amendment (i) to Section 2.1, Section 2.2 or this Section 5.3 shall also require the approval of the Blackstone Designator and the Sponsor Designator and (ii) that would adversely affect the rights of, or impose any additional obligations on, any of the Existing Investors or Sponsor Investors hereunder shall also require the approval of each of the affected Existing Investors or Sponsor Investors, as applicable.

(b) Except as expressly set forth in this Agreement, neither the failure nor delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

(c) No party shall be deemed to have waived any claim arising out of this Agreement, or any right, remedy, power or privilege under this Agreement, unless the waiver of such claim, right, remedy, power or privilege is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

(d) Each Investor, in such Investor’s sole discretion, may withdraw from this Agreement at any time by written notice to the Company. Thereafter, such Investor shall cease to be a party to this Agreement, shall have no further rights or obligations hereunder and none of the terms or provisions hereof shall have any continuing force and effect with respect to such Investor; provided, that the following provisions shall survive any such withdrawal and shall continue to apply to the withdrawing Investor (and such Investor shall continue to be a party hereto with respect to the following provisions of this Agreement): (i) until the expiration of the Investor Lock-Up Period, the transfer restrictions and requirements set forth in Section 4.3 with respect to any Covered Shares held by such Investor and (ii) at all times that any shares of Class B Common Stock or Class V Common Stock are Beneficially Owned by such Investor, Section 4.3 (other than, following the expiration of the Investor Lock-Up Period, Section 4.3(a)), and in each case of clauses (i) and (ii), as it relates thereto, Article I and this Article V.

(e) Any party hereto may unilaterally waive any of its rights hereunder in a signed writing delivered to the Company.

5.4 Further Assurances. Subject to Section 10.01(f) of the Business Combination Agreement, the parties hereto will sign such further documents, cause such meetings to be held, resolutions passed, exercise their votes and do and perform and cause to be done such further acts and things necessary, proper or advisable in order to give full effect to this Agreement and every provision hereof. To the fullest extent permitted by applicable Law, the Company shall not directly or indirectly take any action that is intended to, or would reasonably be expected to result in, any Investor being deprived of the rights contemplated by this Agreement.

5.5 Assignment; Affiliated Transferees.

(a) The rights and obligations hereunder shall not be assignable without the prior written consent of the other parties hereto; provided, however, that, each of the Blackstone Investors and Sponsor Investors may, without the prior written consent of the Company or any other Person, assign its rights and obligations under Section 2.2 of this Agreement, in whole or in part, to any Transferee of Voting Securities held by such Blackstone Investor or Sponsor Investor so long as any right to designate Directors to the Board will not result in the Transferee receiving the right to designate more than one Director where such designation rights would result in the Transferee receiving the right to designate a percentage of the Total Number of Directors that is greater than the percentage of the aggregate outstanding Voting Securities held by such Transferee after giving effect to such Transfer, if not already a party to this Agreement, executes and delivers to the Company a joinder to this Agreement evidencing its agreement to become a party to and to be bound by all of the applicable provisions of this Agreement as a “Blackstone Investor” or “Sponsor Investor”, as applicable, hereunder, and whereupon such Transferee shall also be deemed an “Investor” hereunder. This Agreement will inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns.

(b) Any Affiliated Transferee of an Investor who acquires Beneficial Ownership of any Equity Securities must concurrently with becoming an equityholder execute and deliver to the Company a counterparty copy of this Agreement or a joinder hereto agreeing to be bound by the terms and conditions of this Agreement on the same terms as the applicable Investor.

5.6 Third Parties. Except as provided for in Article III with respect to any VCOC Investor that is an Affiliate of an Investor, this Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third party beneficiary hereto.

5.7 Governing Law. THIS AGREEMENT AND ITS ENFORCEMENT AND ANY CONTROVERSY ARISING OUT OF OR RELATING TO THE MAKING OR PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED ENTIRELY IN THAT STATE, WITHOUT REGARD TO ANY LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OR CHOICE OF LAW OR OTHERWISE.

5.8 Jurisdiction; Waiver of Jury Trial. Each party hereto hereby (i) agrees that any action, directly or indirectly, arising out of, under or relating to this Agreement shall exclusively be brought in and shall exclusively be heard and determined by the Delaware Court of Chancery or, if the Delaware Court of Chancery declines to accept jurisdiction, any federal court within the State of Delaware (and if both such courts decline to accept jurisdiction, any other state court located in the State of Delaware), and, in each case, any appellate court therefrom, and (ii) solely in connection with the action(s) contemplated by subsection (i) hereof, (A) irrevocably and unconditionally consents and submits to the exclusive jurisdiction of the courts identified in subsection (i) hereof, (B) irrevocably and unconditionally waives any objection to the laying of venue in any of the courts identified in clause (i) of this Section 5.8, (C) irrevocably and unconditionally waives and agrees not to plead or claim that any of the courts identified in such clause (i) is an inconvenient forum or does not have personal jurisdiction over any party hereto, (D) irrevocably and unconditionally agrees that it is not entitled to any immunity on the basis of sovereignty or otherwise (and waives and agrees not to claim any immunity or right to claim immunity from any such action or proceeding brought in any of the courts identified in clause (i) of this Section 5.8) and (E) agrees that mailing of process or other papers in connection with any such action in the manner provided in Section 5.2 hereof or in such other manner as may be permitted by applicable Law shall be valid and sufficient service thereof. Notwithstanding clause (ii)(D) of this Section 5.8, neither the PF Investors nor the GIC Investors make any waiver of sovereign immunity hereby. Each of the PF Investors and the GIC Investors acknowledge and agree that, in connection with this Agreement, such Existing Investors act in a commercial capacity and not as part of the instrumentality of a government to achieve a public function. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM OR ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE SERVICES CONTEMPLATED HEREBY.

5.9 Specific Performance. Each party hereto acknowledges and agrees that in the event of any breach of this Agreement by any of them, the other parties hereto would be irreparably harmed and could not be made whole by monetary damages. Each party accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and agrees that the parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to seek specific performance of this Agreement without the posting of a bond.

5.10 Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. There are no agreements, representations, warranties, covenants or understandings with respect to the subject matter hereof or thereof. This Agreement supersedes all other prior agreements and understandings between the parties with respect to such subject matter.

5.11 Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance or in any jurisdiction, shall be held to be invalid or unenforceable to any extent, (i) the remainder of this Agreement shall not be affected thereby, and each other provision hereof shall be valid and enforceable to the fullest extent permitted by law, (ii) as to such Person or circumstance or in such jurisdiction such provision shall be reformed to be valid and enforceable to the fullest extent permitted by law, and (iii) the application of such provision to other Persons or circumstances or in other jurisdictions shall not be affected thereby.

5.12 Table of Contents, Headings and Captions. The table of contents, headings, subheadings and captions contained in this Agreement are included for convenience of reference only, and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

5.13 Grant of Consent. Any consent or approval of, or designation by, or any other action of, an Investor Designator (in its capacity as such) hereunder shall be effective if notice of such consent, approval, designation or action is provided to the Company in accordance with Section 5.2 hereof by the applicable Investor Designator as of the latest date any such notice is so provided to the Company.

5.14 Counterparts. This Agreement and any amendment hereto may be signed in any number of separate counterparts (including by means of telecopied signature pages or electronic transmission in portable document format (pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), each of which shall be deemed an original, but all of which taken together shall constitute one agreement (or amendment, as applicable). The parties irrevocably and unreservedly agree that this Agreement may be executed by way of electronic signatures and the parties agree that this Agreement, or any part thereof, shall not be challenged or denied any legal effect, validity and/or enforceability solely on the ground that it is in the form of an electronic record.

5.15 Effectiveness. This Agreement shall become effective upon the Closing Date.

5.16 No Recourse. This Agreement may only be enforced against, and any claims or cause of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, the transactions contemplated hereby or the subject matter hereof may only be made against the parties hereto and no past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, equityholder, agent, attorney or representative of any party hereto or any past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, equityholder, agent, attorney or representative of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

5.17 Obligations are Several. For the avoidance of doubt, Except as expressly provided in this Agreement, all obligations, representations, warranties, covenants and agreements of each party hereto contained in this Agreement are several and not joint.

5.18 Amendments to Organizational Documents. Following the Closing, each Investor agrees, and shall cause any of its Affiliated Transferees or other Person that is a holder of record of any of such Investor’s Covered Shares, in each case in its capacity as a holder of Covered Shares, at any meeting of Company stockholders or members of Alight OpCo, as applicable, called for the purpose of, or in the event of any action proposed to be taken by written consent by the Company stockholders or Alight OpCo members, as applicable, with respect to, any waiver, amendment or modification to the terms of any series of Class B Common Stock or Class B Units contained in the Company Charter or the Alight OpCo LLC Agreement, as applicable, that are required to give effect to the provisions of Section 4.3(d) of this Agreement or Paragraph 6(d) of the Sponsor Agreement (as in effect as of the date hereof) or to provide for a proportionate waiver, modification or amendment of any transfer restriction or vesting condition with respect to such series of Class B Common Stock or Class B Units, as applicable, in accordance with such provisions, to vote or consent all Covered Shares then held by it that are entitled to vote on the proposal or waiver, amendment or modification in favor thereof and the Company shall and shall cause its Subsidiaries to take such actions as necessary to give effect to the provisions of Section 4.3(d) of this Agreement and Paragraph 6(d) of the Sponsor Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

COMPANY:

ALIGHT, INC.

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

BLACKSTONE INVESTORS:

BLACKSTONE CAPITAL PARTNERS VII NQ L.P.

By:	Blackstone Management Associates VII NQ L.L.C., its general partner

By:	BMA VII NQ L.L.C., its sole member

By:
Name: Title:

BLACKSTONE CAPITAL PARTNERS VII.2 NQ L.P.

By:	Blackstone Management Associates VII NQ L.L.C., its general partner

By:	BMA VII NQ L.L.C., its sole member

By:
Name: Title:

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP VII-ESC NQ L.P.

By:	BCP VII Side-by-Side GP NQ L.L.C., its general partner

By:
Name: Title:

[Signature Page to Investor Rights Agreement]

BCP VII SBS Holdings L.L.C.

By:	Blackstone Side-by-Side Umbrella Partnership L.P., its managing member

By:	Blackstone Side-by-Side Umbrella GP L.L.C., its general partner

By:
Name: Title:

BTAS NQ HOLDINGS L.L.C.

By:	BTAS Associates-NQ L.L.C., its managing member

By:
Name: Title:

Blackstone Capital Partners VII (IPO) NQ L.P.

By:	[●]

By:
Name: Title:

NEW MOUNTAIN PARTNERS INVESTORS:

NEW MOUNTAIN PARTNERS IV (AIV-E), L.P.

By:	New Mountain Investments IV, L.L.C., its general partner

By:
Name: Title:

NEW MOUNTAIN PARTNERS IV (AIV-E2), L.P.

By:	New Mountain Investments IV, L.L.C., its general partner

By:
Name: Title:

[Signature Page to Investor Rights Agreement]

SPONSOR INVESTORS:

CANNAE HOLDINGS LLC

By:
Name: Title:

THL FTAC LLC

By:
Name: Title:

BILCAR FT, LP

By: Bilcar FT, LLC, its general partner

By:
Name: Title:

TRASIMENE CAPITAL FT, LP

By: Trasimene Capital FT, LLC, its general partner

By:
Name: Title:

[Signature Page to Investor Rights Agreement]

GIC INVESTOR:

JASMINE VENTURES PTE. LTD.

By:
Name: Title:

PF INVESTORS:

PLATINUM FALCON B 2018 RSC LIMITED

By:
Name: Title:

By:
Name: Title:

[Signature Page to Investor Rights Agreement]